Strategic Global Income Fund

INVESTMENT PRACTICES      This page being filed for series.  0

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ACTIVITY
PERMITTED BY INVESTMENT POLICIES
(Y OR N)
ENGAGED IN THIS PERIOD
(Y OR N)

(a)
Writing or investing in repurchase agreements
Y

(b)
Writing or investment in options on equities
N

(c)
Writing or investing in options on debt securities
Y

(d)
Writing or investing in options on stock indices
N

(e)
Writing or investing in interest rate futures
Y

(f)
Writing or investing in stock index futures
N

(g)
Writing or investing in options on futures
Y

(h)
Writing or investing in options on stock index futures
N

(i)
Writing or investing in other commodity futures
Y

(j)
Investments in restricted securities
Y

(k)
Investments in shares of other investment companies
Y

(l)
Investments in securities of foreign issuers
Y

(m)
Currency exchange transactions
Y

(n)
Loaning portfolio securities
Y

(o)
Borrowing of money
Y

(p)
Purchases/sales by certain exempted affiliated transactions
Y

(q)
Margin purchases
Y

(r)
Short selling
Y